Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statements (Form S-3 Nos. 333-192400 and 333-217440) of Carbonite, Inc.,

•	Registration Statement (Form S-8 No. 333-176373) pertaining to the Amended and Restated 2005 Stock Incentive Plan and the 2011 Equity Award Plan of Carbonite, Inc.,

•	Registration Statements (Form S-8 Nos. 333-179988, 333-187089, 333-194332, 333-202645, 333-210017 and 333-216757) pertaining to the 2011 Equity Award Plan of Carbonite, Inc., and

•	Registration Statement (Form S-8 No. 333-218088) pertaining to the 2017 Employee Stock Purchase Plan of Carbonite, Inc.,
of our report dated March 16, 2017 (except for the effects of the adoption of ASU 2016-09 as discussed in Note 2, as to which the date is March 12, 2018), with respect to the consolidated financial statements of Carbonite, Inc., as of and for the two years ended December 31, 2016 included in this Annual Report on Form 10-K of Carbonite, Inc. for the year ended December 31, 2017.

/s/ Ernst & Young LLP
Boston, Massachusetts
March 12, 2018